                                                                EXHIBIT 99(A)(2)



                             AMENDED AND RESTATED


                                TRUST AGREEMENT


                                 CONSTITUTING


                      ANZ EXCHANGEABLE PREFERRED TRUST II





                         Dated as of November 6, 1998

                               TABLE OF CONTENTS

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                                                                                                                  PAGE
                                                                                                                  ----

                                  ARTICLE I.
                                  DEFINITIONS

     Section 1.01.  DEFINITIONS..................................................................................  2

                                  ARTICLE II.

 TRUST DECLARATION; PURPOSES, POWERS AND DUTIES OF THE TRUSTEES; ADMINISTRATION
     Section 2.01.  NAME.........................................................................................  9
     Section 2.02.  OFFICE.......................................................................................  9
     Section 2.03.  RATIFICATION AND APPROVAL OF ACTION OF THE TRUSTEES..........................................  9
     Section 2.04.  DECLARATION OF TRUST; PURPOSES OF THE TRUST..................................................  9
     Section 2.05.  GENERAL POWERS AND DUTIES OF THE TRUSTEES.................................................... 10
     Section 2.06.  PORTFOLIO ACQUISITION........................................................................ 11
     Section 2.07.  PORTFOLIO ADMINISTRATION..................................................................... 12
     Section 2.08.  LIMITATIONS ON TRUSTEES' POWERS.............................................................. 13

                                 ARTICLE III
                             ACCOUNTS AND PAYMENTS
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
     Section 3.01.  THE TRUST ACCOUNT............................................................................ 13
     Section 3.02.  DISTRIBUTIONS TO HOLDERS..................................................................... 14
     Section 3.03.  SEGREGATION.................................................................................. 14
     Section 3.04.  EXPENSES..................................................................................... 14
     Section 3.05.  APPLICATION OF PAYMENTS UNDER TRUST EXPENSE AGREEMENT AND EXPENSE AND INDEMNITY AGREEMENT.... 14

                                  ARTICLE IV
                                  REDEMPTION

     Section 4.01.  REDEMPTION................................................................................... 15

                                  ARTICLE V

            ISSUANCE OF CERTIFICATES; REGISTRY; TRANSFER OF TrUEPrS
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
     Section 5.01.  FORM OF CERTIFICATE.......................................................................... 15
     Section 5.02.  TRANSFER OF TrUEPrS; ISSUANCE, TRANSFER AND EXCHANGE OF CERTIFICATES......................... 16
     Section 5.03.  REPLACEMENT OF CERTIFICATES.................................................................. 17
     Section 5.04.  LIMITATION ON LIABILITY...................................................................... 17
     Section 5.05.  GENERAL PROVISIONS REGARDING THE TrUEPrS..................................................... 17

                                  ARTICLE VI.
                                   TRUSTEES

     Section 6.01.  TRUSTEES.................................... 18
     Section 6.02.  VACANCIES................................... 18
     Section 6.03.  POWERS...................................... 18
     Section 6.04.  MEETINGS.................................... 18
     Section 6.05.  RESIGNATION AND REMOVAL..................... 19
     Section 6.06.  LIABILITY................................... 19
     Section 6.07.  COMPENSATION................................ 20

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.01.  MEETINGS OF HOLDERS......................... 20
     Section 7.02.  BOOKS AND RECORDS; REPORTS.................. 21
     Section 7.03.  DISSOLUTION................................. 22
     Section 7.04.  AMENDMENT AND WAIVER........................ 22
     Section 7.05.  ACCOUNTANTS................................. 23
     Section 7.06.  NATURE OF HOLDER'S INTEREST................. 24
     Section 7.07.  NO RECOURSE................................. 24
     Section 7.08.  ENFORCEMENT OF RIGHTS....................... 24
     Section 7.09.  DELAWARE LAW TO GOVERN...................... 25
     Section 7.10.  NOTICES..................................... 25
     Section 7.11.  SEVERABILITY................................ 25
     Section 7.12.  COUNTERPARTS................................ 25
     Section 7.13.  SUCCESSORS AND ASSIGNS...................... 25

                      AMENDED AND RESTATED TRUST AGREEMENT

     This Amended and Restated Trust Agreement, dated as of November 6, 1998 (the "Trust Agreement"), by and among ML IBK Positions, Inc., as sponsor (the "Sponsor"), Jamie Patinelli, as depositor (the "Depositor"), Donald J. Puglisi, William R. Latham III and James B. O'Neill, as trustees (the "Trustees"), and the Holders (as defined herein) from time to time, constituting ANZ Exchangeable Preferred Trust II (the "Trust").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Depositor and the Trustees, have previously entered into a Trust Agreement dated as of October 13, 1998 (the "Original Agreement"), and the Trustees have filed a Certificate of Trust, dated as of October 13, 1998, with the office of the Secretary of State of the State of Delaware on October 13, 1998 and have filed a Restated Certificate of Trust on November 5, 1998, thus creating ANZ Exchangeable Preferred Trust II (formerly DEF Exchangeable Preferred Trust);

     WHEREAS, the Depositor will, simultaneously with the execution of this Trust Agreement, transfer all of her right, title and interest in and to ANZ Exchangeable Preferred Trust II to the Sponsor;

     WHEREAS, the Trustees hereby ratify and approve the transfer of the interest of the Depositor in ANZ Exchangeable Preferred Trust II to the Sponsor.

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement in certain respects; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Trust has issued 4,000 Trust Units Exchangeable for Preference Shares(SM) ("TrUEPrS(SM)") to the Sponsor in consideration of the aggregate purchase price therefor of US$100,000, in satisfaction of the requirements of Section 14(a)(1) under the Investment Company Act (as defined herein);

     NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as provided herein. Upon the execution and delivery of counterpart signature pages hereto by the parties hereto, the Original Agreement will be automatically amended and restated in its entirety to read as provided herein.




_______________________
(SM) Service mark of Merrill Lynch & Co., Inc.

                                  ARTICLE I.

                                  DEFINITIONS

Section 1.01.  DEFINITIONS.  Whenever used in this Trust Agreement, the
               -----------
following words and phrases shall have the meanings listed below. Any reference to any agreement shall be a reference to such agreement as supplemented or amended from time to time.

     "Administration Agreement" means the Administration Agreement dated as of the first Issue Date, between the Administrator and the Trust and any substitute agreement therefor entered into pursuant to Section 2.05(a) hereof.

     "Administrator" means The Bank of New York or its successor as permitted under Section 6.1 of the Administration Agreement or appointed pursuant to
Section 2.05(a) hereof.

     "ADRs" means the American Depositary Receipts evidencing the ADSs issued pursuant to the Deposit Agreement.

     "ADRs Purchase Contract" means the ADRs Purchase Contract, dated as of the first issue date of the ANZ Preference Shares, between the Trust and the Jersey Subsidiary.

     "ADSs" means the American Depositary Shares each of which represents four ANZ Preference Shares.

     "ANZ Affiliate" means ANZMB Limited, a limited liability company incorporated under the laws of England and Wales and an affiliate of the Company.

     "ANZ Borrower" means any obligor of an ANZ Loan.

     "ANZ Borrower's Principal Place of Business" means the city in which the principal place of business of any ANZ Borrower outside of Australia is located at the relevant time (which initially shall be Wellington, New Zealand).

     "ANZ Loan" means (i) any loan by the Distribution Trust of the proceeds of any Capital Contribution made under the Distribution Trust Agreement and (ii) any loan replacing a loan referred to in clause (i) in whole or in part, each of which matures on or about January 15, 2053 (unless extended by the parties thereto).

     "ANZ Loan Agreement" means each agreement between the Distribution Trust and an ANZ Borrower pursuant to which an ANZ Loan is made.

     "ANZ Preference Shares" means the fully paid preference shares, liquidation preference US$6.25 per share, issued by the Company and designated as the 1998 Preference Shares (Series 2), and any other securities issued in exchange or substitution for, or as a distribution on or otherwise in respect of, such shares, whether by or as a result of a recapitalization, split, combination, reclassification or scheme of arrangement or otherwise.

     "APRA" means the Australian Prudential Regulation Authority, or any successor or replacement body to which the Company is required to report the capital adequacy ratios referred to in the definition of Exchange Event.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in Sydney, Australia, New York, New York or any ANZ Borrower's Principal Place of Business are authorized or obliged by law or executive order to close.

     "Capital Contribution" has the meaning set forth in the Distribution Trust Agreement.

     "Certificate" means any certificate evidencing the ownership of TrUEPrS substantially in the form of Exhibit A1 or A2 hereto.

     "Closing Time" has the meaning specified in the Purchase Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time; each reference herein to any section of the Code or any regulation thereunder shall constitute a reference to any successor provision thereto.

     "Collateral Agent" means The Bank of New York or its successor as permitted under the Security and Pledge Agreements or appointed pursuant to Section 2.05(a) hereof.

     "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Trust Agreement such Commission is not existing or performing the duties now assigned to it, then the body performing such duties on such date.

     "Company" means Australia and New Zealand Banking Group Limited, a corporation organized under the laws of the State of Victoria, Commonwealth of Australia, or any surviving entity or subsequent surviving entity of the Company.

     "Custodian" means The Bank of New York or its successor as permitted under
Section 11 of the Custodian Agreement or appointed pursuant to Section 2.05(a) hereof.

     "Custodian Agreement" means the Custodian Agreement, dated as of November 6, 1998, between the Custodian and the Trust and any substitute agreement therefor entered into pursuant to Section 2.05(a) hereof.

     "Date of Delivery" has the meaning specified in the Purchase Agreement.

     "Debt Securities" means the Mandatorily Redeemable Debt Securities due 2048 issued by the U.K. Company.

     "Debt Securities Subscription Agreement" means the Debt Securities Subscription Agreement between the Trust and the U.K. Company as amended pursuant to the terms thereof.

     "definitive Certificate" means a Certificate in the form of Exhibit A-2 hereto, which shall be issued to Holders other than DTC or its nominee.

     "Deposit Agreement" means a deposit agreement, dated as of the first issue date of the ANZ Preference Shares, between the Company and The Bank of New York or its successor, as depositary for the ANZ Preference Shares (the "Depositary").

     "Depositor" has the meaning specified in the recitals hereof.

     "Distribution Trust" means the business trust established under the laws of the State of Delaware pursuant to the Distribution Trust Agreement.

     "Distribution Trust Agreement" means the distribution trust agreement among the U.K. Company, the depositor, the distribution trustees, the administrators thereof and the ANZ Australian Affiliate named therein.

     "Dividend Payment Date" means January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999.

     "DTC" means The Depository Trust Company or any successor thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time; each reference herein to any section of such Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

     "Exchange Date" is the date specified as such with respect to any particular Exchange Event in the definition thereof.

     "Exchange Event" means the earliest to occur of any of the following dates or events, which shall constitute an "Exchange Event" as of the "Exchange Date" specified below:

      (i) January 15, 2048 or the date of any earlier redemption or mandatory repurchase ("Buy-Back") of the ANZ Preference Shares for cash, in which case the Exchange Date will be the earlier of such dates;

     (ii) any date selected by the Company in its absolute discretion, in which case the Exchange Date will be such date;

    (iii) the failure of the Trust to receive for any reason on or within three Business Days after an Interest Payment Date the interest then due on the Debt Securities in full without deduction or withholding for any taxes, duties or other charges, in which case the Exchange Date will be the fourth Business Day following such Interest Payment Date;

     (iv) the Tier 1 Capital Ratio or the Total Capital Adequacy Ratio of the Company (either as reported quarterly by the Company to APRA or as determined at any time by APRA in its absolute discretion) is below 4% or 8%, respectively, or, in each case, such lesser percentage as may be prescribed by APRA for the Company at the time (the applicable percentage in each such case being the "Required Percentage"), and is not increased by the Company to at least the Required Percentage within 90 days after the date on which the Company makes such quarterly report or receives notice from APRA of such determination by APRA, as applicable, in which case the Exchange Date will be the Business Day immediately following the expiration of such 90-day period;

     (v) any change in (A) the legal ownership of the securities (other than the Debt Securities) issued by, (B) any provision of the constituent documents of (unless such change has been consented to by the record holders of more than 50% of the TrUEPrS or, in the opinion of competent legal counsel selected by the Trust, such change would not have a material adverse effect on the rights of the holders of the TrUEPrS), or (C) the business purpose (or, solely with respect to the Jersey Charitable Trust, the powers of the trustees thereof) (as specified in the constituent documents) of, any of the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust or the Jersey Subsidiary, in which case the Exchange Date will be the date on which the change occurs;

    (vi) any change in the business purpose of the Distribution Trust (as specified in the constituent documents), in which case the Exchange Date will be the date on which the change occurs;

   (vii) the common securities of the Distribution Trust cease to be wholly-owned by the Company or a direct or indirect wholly-owned subsidiary or branch of the Company, in which case the Exchange Date will be the date on which the common securities of the Distribution Trust cease to be wholly-owned by the Company or a direct or indirect wholly-owned subsidiary or branch of the Company;

  (viii) any ANZ Borrower ceases to be the Company or a direct or indirect wholly-owned subsidiary or branch of the Company, in which case the Exchange Date will be the date on which such ANZ Borrower ceases to be the Company or a direct or indirect wholly-owned subsidiary or branch of the Company;

    (ix) (A) a proceeding is commenced by the Company, the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust, the Jersey Subsidiary, the Distribution Trust or any ANZ Borrower (each, a "Relevant Entity") or a person that controls such Relevant Entity for an order that such Relevant Entity be wound up or for the appointment of a provisional liquidator, liquidator, administrator, controller or similar official in respect of such Relevant Entity or all or substantially all of its property, in which case the Exchange Date will be the date on which the proceeding is filed; (B) a proceeding is commenced by any other person for an order that a Relevant Entity be wound up or for the appointment of a provisional liquidator, liquidator, administrator, controller or similar official in respect of such Relevant Entity or all or substantially all of its property (unless such proceeding is discontinued or dismissed within 21 days of its having been filed), in which case the Exchange Date will be the Business Day immediately following the expiration of such 21-day period; (C) a provisional liquidator, liquidator, administrator, controller or similar official is appointed whether by a court or otherwise in respect of any Relevant Entity or all or substantially all of its property (unless any such appointment is revoked or set aside within 21 days of such appointment), in which case the Exchange Date will be the Business Day immediately following the expiration of such 21-day period; or (D) the Trust dissolves in accordance with the terms hereof or for any other reason, in which case the Exchange Date will be the Business Day immediately preceding the effective date of such dissolution; and

     (x) the Collateral Agent fails, at any time, to have a valid first, perfected and enforceable security interest in, and lien on, the Jersey Preference Shares and the ADRs, and any redemption proceeds from any of the foregoing, and such failure is not remedied on or before ten Business Days after written notice of such failure is given to the U.K. Company or the Jersey Subsidiary, as the case may be, by the Collateral Agent as contemplated by the Security and Pledge Agreements, in which case the Exchange Date will be the Business Day immediately following the expiration of such ten Business Day period.

     Notwithstanding the foregoing, any ANZ Borrower may, with the consent of the Distribution Trust, assign its ANZ Loan or the Distribution Trust may replace any ANZ Loan with another loan, in each case, to the Company or to one or more direct or indirect wholly-owned subsidiaries or branches of the Company with prospective payment terms identical to, and other terms substantially the same as, those of such ANZ Loan, in which case the Company or such other subsidiary or branch and loan will be deemed to be such ANZ Borrower and such ANZ Loan, respectively, and any such action will not constitute an Exchange Event.

     "Exchange Rate Condition" means, in connection with any Exchange Event resulting from the redemption or Buy-Back of the ANZ Preference Shares for cash, that the value, for purposes of calculating United Kingdom tax on capital gains, of one U.S. dollar (or the equivalent thereof in any successor legal currency of the United States) in terms of British pounds (or the equivalent thereof in any successor legal currency of the United Kingdom) (expressed in (Pounds)/US$) (the "Dollar Value") on the Exchange Date with respect to such Exchange Event is less than or equal to the Dollar Value on every date on which ANZ Preference Shares are issued.

     "Expense and Indemnity Agreement" means the Expense and Indemnity Agreement, dated as of the first issue date of the ANZ Preference Shares, among the Trust, the ANZ Affiliate, the U.K. Company, the Jersey Subsidiary, the Jersey Holding Company and the Jersey Charitable Trust as amended pursuant to the terms thereof.

     "global Certificate" shall mean a Certificate in the form of Exhibit A-1 hereto, which shall be issued only to DTC or its nominee.

     "Holder" means the person in whose name any TrUEPrS are recorded on the register maintained by the Paying Agent.

     "Interest Payment Date" means January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999.

     "Interest Portion" shall have the meaning set forth in the Debt Securities.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time; each reference herein to any section of such Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

     "Issue Date" means, collectively, each original issue date of the TrUEPrS.

     "Jersey Charitable Trust" means Aldobrandini Charitable Trust, a charitable trust established under the laws of, and domiciled in, Jersey, the Channel Islands.

     "Jersey Holding Company" means Aldobrandini (Holdings) Limited, an exempt company established under the laws of, and domiciled in, Jersey, the Channel Islands.

     "Jersey Preference Shares" means the fully paid, non-dividend paying preference shares, liquidation preference US$25 per share, issued by the Jersey Subsidiary.

     "Jersey Subsidiary" means Aldobrandini (Investments) Limited, a company incorporated with limited liability under the laws of, and domiciled in, Jersey, the Channel Islands.

     "License Agreement" means the License Agreement, dated as of the first issue date of the ANZ Preference Shares, between the Company and the Trust, as amended pursuant to the terms thereof.

     "Managing Trustee" means the Trustee designated the Managing Trustee by resolution of the Trustees.

     "Original Agreement" has the meaning specified in the recitals hereof.

     "Paying Agent" means The Bank of New York or its successor as permitted under Section 6.6 of the Paying Agent Agreement or appointed pursuant to Section 2.05(a) hereof.

     "Paying Agent Agreement" means the Paying Agent Agreement, dated as of the first issue date of the ANZ Preference Shares between the Paying Agent and the Trust and any substitute agreement therefor entered into pursuant to Section 2.05(a) hereof.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof or any other entity whatsoever.

     "Prospectus" means the prospectus of the Trust relating to the offering of the TrUEPrS and constituting a part of the Registration Statement, as first filed with the Commission pursuant to Rule 497(h) under the Securities Act, and as subsequently amended or supplemented by the Trust.

     "Purchase Agreement" means the Purchase Agreement among the Trust, the Company and the Underwriters named therein relating to the issue and sale of the TrUEPrS, as described in the Prospectus.

     "Qualifying Exchange Event" shall have the meaning set forth in Section 2.06(a).

     "Record Date" means, with respect to each Dividend Payment Date, the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Dividend Payment Date.

     "Registration Statement" means the Registration Statement on Form N-2 (Registration Nos. 333-65849 and 811-09069) of the Trust, as amended.

     "Securities Act" means the Securities Act of 1933, as amended from time to time; each reference herein to any section of such Securities Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

     "Security and Pledge Agreements" means, collectively, the ADRs Security and Pledge Agreement, dated as of the first issue date of the ANZ Preference Shares, among the Trust, the U.K. Company, the Jersey Subsidiary and the Collateral Agent, securing the respective obligations of the U.K. Company under the Debt Securities and the Jersey Subsidiary under the Jersey Preference Shares and the ADRs Purchase Contract, and the Jersey Preference Shares Security and Pledge Agreement, dated as of the first issue date of the ANZ Preference Shares, among the Trust, the U.K. Company and the Collateral Agent, securing the obligations of the U.K. Company under the Debt Securities, each as amended pursuant to the terms thereof.

     "Sponsor" has the meaning specified in the introductory paragraph hereof.

     "Support Agreement" means the support agreement, dated as of the first issue date of the ANZ Preference Shares, between the Company and the ANZ Affiliate.

     "Tier 1 capital" means capital which is regarded as "tier 1 capital" for the purposes of the capital adequacy guidelines of APRA.

     "Tier 1 Capital Ratio" means the ratio of Tier 1 capital to risk weighted assets (on a consolidated group basis) prescribed by APRA in its capital adequacy guidelines for Australian banks, as modified from time to time.

     "Total Capital Adequacy Ratio" means the total capital adequacy ratio as prescribed by APRA in its capital adequacy guidelines for Australian banks, as modified from time to time.

     "TrUEPrS" means Trust Units Exchangeable for Preference Shares, each representing a Holder's proportionate share of an undivided beneficial interest in the assets of the Trust and right to receive a pro rata portion of any distribution upon the occurrence of an Exchange Event or the payment of any non-cumulative dividends on the TrUEPrS.

     "TrUEPrS Subscription Agreement" means the TrUEPrS Subscription Agreement, dated as of November 6, 1998, between the Trust and the Sponsor, as amended pursuant to the terms thereof.

     "Trust" has the meaning specified in the introductory paragraph hereof.

     "Trust Account" means the non-interest bearing account created pursuant to
Section 3.01 hereof.

     "Trust Estate" means (i) the Debt Securities and any distributions thereon and redemption proceeds therefrom, (ii) the Jersey Preference Shares, if any, purchased by the Trust pursuant to the terms of the Debt Securities and the redemption proceeds therefrom, (iii) the

ADRs Purchase Contract and (iv) the ADSs, if any, purchased by the Trust pursuant to the terms of the ADRs Purchase Contract, in each case held at any time by the Trust.

     "Trust Expense Agreement" means the Trust Expense Agreement, dated as of the first issue date of the ANZ Preference Shares, between The Bank of New York, as Administrator, Custodian and Paying Agent of the Trust, and the Jersey Holding Company, as amended pursuant to the terms thereof.

     "Trust Reimbursement Agreement" means the Trust Reimbursement Agreement, dated as of the first issue date of the ANZ Preference Shares, between the Trust and Merrill Lynch & Co., Inc., as amended pursuant to the terms thereof.

     "Trustees" has the meaning specified in the introductory paragraph hereof.

     "U.K. Company" means Aldobrandini (UK) Company, a special purpose unlimited company incorporated under the laws of England and Wales and domiciled in the United Kingdom.

     "Underwriters" means the several Underwriters named in the Purchase Agreement.

                                  ARTICLE II.

                      TRUST DECLARATION; PURPOSES, POWERS
                  AND DUTIES OF THE TRUSTEES; ADMINISTRATION

Section 2.01.  NAME.  The Trust is named ANZ Exchangeable Preferred Trust II, as
               ----
such name may be modified from time to time by the Trustees following written notice to the Holders. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Trustees.

Section 2.02.  OFFICE.  The address of the principal office of the Trust is c/o
               ------
Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715. On ten Business Days' written notice to the Holders the Trustees may designate another principal office.

Section 2.03.  RATIFICATION AND APPROVAL OF ACTION OF THE TRUSTEES.  The Sponsor
               ---------------------------------------------------
hereby ratifies and approves any and all actions taken by the Trustees on behalf of the Trust on or prior to the date hereof in connection with the registration of the Trust under the Investment Company Act, in connection with the registration of the offer and sale of the TrUEPrS under the Securities Act, or otherwise incident to, or connected with, or necessary to accomplish, the foregoing or the offer and sale of the TrUEPrS by the Underwriters and the operation of the Trust as described in the Prospectus.

Section 2.04.  DECLARATION OF TRUST; PURPOSES OF THE TRUST.  The Sponsor hereby
               -------------------------------------------
creates the Trust solely so that it may issue and sell the TrUEPrS to the Sponsor and the Underwriters, invest all the proceeds from each such sale in an equivalent principal amount of the Debt Securities issued by the U.K. Company, hold the Trust Estate in trust for the use and benefit of all present and future Holders and otherwise carry out the terms and conditions of this Trust Agreement, all for the purpose of achieving the investment objectives set forth in the Prospectus. The Trustees hereby declare that they will accept and hold the Trust Estate for the use and benefit of all present and future Holders. The Depositor has heretofore deposited with the Trustees the sum of US$1 to accept and hold in trust hereunder until the issuance and sale of the TrUEPrS to the Underwriters, whereupon such sum shall be donated to an organization satisfying the requirements of Section 170(c)(2) of the Code selected by unanimous consent of the Trustees.

Section 2.05.  GENERAL POWERS AND DUTIES OF THE TRUSTEES.  In furtherance of the
               -----------------------------------------
provisions of Section 2.04 hereof, the Sponsor authorizes and directs the Trustees, in the name and on behalf of the Trust:

(a) to enter into and perform, or cause the Administrator to enter into and perform, (and, in accordance with Section 7.04(c) hereof, amend) the Security and Pledge Agreements, the Purchase Agreement, the Expense and Indemnity Agreement, the Custodian Agreement, the Administration Agreement, the Paying Agent Agreement, the Trust Reimbursement Agreement, the Trust Expense Agreement, the TrUEPrS Subscription Agreement, the Debt Securities Subscription Agreement, the ADRs Purchase Contract and the License Agreement and to perform all obligations of the Trust (including the obligation to provide indemnity hereunder and thereunder) and enforce all rights and remedies of the Trust under each of such agreements, the Debt Securities and the Support Agreement; and if any of such agreements terminates or the agent of the Trust thereunder resigns or is discharged, to appoint a substitute agent and enter into a new agreement with such substitute agent containing provisions substantially similar to those contained in the agreement being terminated; provided that in any such new agreement (i) the Custodian and the Paying Agent shall each be a commercial bank or trust company organized and existing under the laws of the United States of America or any state therein, shall have full trust powers and shall have minimum capital, surplus and retained earnings of not less than US$100,000,000; and (ii) the Administrator and the Collateral Agent shall each be a reputable financial institution eligible and qualified in all respects to carry out its obligations under the Administration Agreement or the Security and Pledge Agreements, as the case may be;

(b) to hold the Trust Estate in trust, to create and administer the Trust Account, to direct payments received by the Trust to the Trust Account and to make payments out of the Trust Account as set forth in Article III hereof;

(c) to issue and sell to (i) the Underwriters an aggregate of up to 9,200,000 TrUEPrS (including those TrUEPrS subject to the over-allotment option of the Underwriters provided for in the Purchase Agreement) pursuant to the Purchase Agreement and as contemplated by the Prospectus and (ii) the Sponsor an aggregate of 4,000 TrUEPrS pursuant to the TrUEPrS Subscription Agreement;

(d) to select and, subject to the provisions of Section 7.05 hereof, to engage independent public accountants;

(e)  to select and engage legal counsel and, to the extent required by Section
     2.07 hereof, to engage professional advisors and pay reasonable compensation thereto;

(f) to defend any action commenced against the Trustees or the Trust and to prosecute any action which the Trustees deem necessary to protect the Trust and the rights and interests of Holders, and to pay the costs thereof;

(g) to delegate any or all of its powers and duties hereunder as contemplated by the Custodian Agreement, the Paying Agent Agreement and the Administration Agreement, in each case to the extent permitted by applicable law;

(h) to adopt the fundamental policies set forth in the Prospectus, to adopt and amend by-laws, and to take any and all such other actions as necessary or advisable to carry out the purposes of the Trust, subject to the provisions hereof and applicable law, including, without limitation, the Investment Company Act;

(i) to arrange for the bonding of officers and employees of the Trust if and as required by Section 17(g) of the Investment Company Act and the rules and regulations thereunder;

(j) to prepare, execute and file with the New York Stock Exchange an application for listing thereon of the TrUEPrS; to prepare, execute and file any and all amendments, certificates, documents or letters to such listing as the Trustees deem appropriate; and to enter into other agreements that are necessary to effect such listing;

(k) whenever the holder of the ADRs, the ANZ Preference Shares or the Jersey Preference Shares is entitled to vote on any matter, to perform such acts, including without limitation, calling a special meeting of Holders, obtaining Holders' consents and obtaining Holders' instructions, as necessary or required for purposes of Section 7.01;

(l) to prepare, execute and file, and make related payments, with the National Association of Securities Dealers, Inc. (the "NASD") in accordance with Rule 2710 of the rules of conduct of the NASD and to prepare, execute and file any and all amendments, certificates, documents, certificates, documents or letters to such listing as the Trustees deem appropriate;

(m) to set up a special pricing committee (the "Special Pricing Committee"), which committee shall consist of one of the Trustees and shall have the authority to approve and set the final offering price per TrUEPrS and all other final terms of the offering of the TrUEPrS; and

(n) to perform all other acts which are necessary and incidental to carrying out the aforementioned powers.

Section 2.06.  PORTFOLIO ACQUISITION.  In furtherance of the provisions of
               ---------------------
Section 2.04 hereof, the Sponsor further specifically authorizes and directs the Trustees, acting in the name and on behalf of the Trust:

(a) to use all the proceeds from the sale of the TrUEPrS on each Issue Date pursuant to the TrUEPrS Subscription Agreement and the Purchase Agreement to subscribe for and purchase on such Issue Date from the U.K. Company Debt Securities with an aggregate principal amount equal to such proceeds and
     (1) upon the occurrence of an Exchange Event (other than an Exchange Event resulting from the redemption or Buy-Back of the ANZ Preference Shares for cash with respect to which the Exchange Rate Condition is satisfied (a "Qualifying Exchange Event")) to (A) apply the cash proceeds or the right of the Trust to receive the cash proceeds payable upon the redemption of the Debt Securities (other than the Interest Portion thereof, if any) to purchase from the U.K. Company, subject to and in accordance with the terms and conditions of the Debt Securities, as soon as possible on the Exchange Date, Jersey Preference Shares owned by the U.K. Company with an aggregate stated liquidation value equal to the aggregate principal amount of Debt Securities so redeemed and (B) distribute the Interest Portion, if any, of such cash redemption proceeds to Holders in accordance with Section 2.07(b) hereof, and (2) upon the occurrence of a Qualifying Exchange Event, to distribute the cash proceeds from the redemption of the Debt Securities to Holders in accordance with Section 2.07(b) hereof;

(b) to enter into the ADRs Purchase Contract and upon the occurrence of any Exchange Event other than a Qualifying Exchange Event, (1) if the Exchange Event does not result from the redemption or Buy-Back of the ANZ Preference Shares for cash, to (A) apply the cash proceeds or the right of the Trust to receive the cash proceeds payable upon the redemption of the Jersey Preference Shares acquired as contemplated in Section 2.06(a)(1) to purchase, in accordance with and subject to the terms and conditions of the ADRs Purchase Contract, ADSs representing the ANZ Preference Shares owned by the Jersey Subsidiary with an aggregate liquidation value equal to the aggregate liquidation value of the Jersey Preference Shares so redeemed, as soon as possible on the Exchange Date, and (B) to distribute the ADSs so purchased to Holders in accordance with Section 2.07(a) hereof, or (2) if the Exchange Event results from the redemption or Buy-Back of the ANZ Preference Shares for cash and the Exchange Rate Condition is not satisfied with respect to such Exchange Event, to distribute the cash proceeds from the redemption of the Jersey Preference Shares to Holders in accordance with Section 2.07(b) hereof.

Section 2.07.  PORTFOLIO ADMINISTRATION.  In furtherance of the provisions of
               ------------------------
Section 2.04 hereof, the Sponsor further specifically authorizes and directs the
Trustees:

(a) DISTRIBUTION OF ADSs UPON THE OCCURRENCE OF AN EXCHANGE EVENT. To distribute ADSs, if any, to the Holders as soon as possible after they are received by the Trust pursuant to the ADRs Purchase Contract as follows:

     (i) if the TrUEPrS are evidenced by one or more global Certificates and the ADSs received by the Trust are to be evidenced by one or more global Certificates, then such ADSs will be delivered to, and registered in the name of, DTC or its nominee for the benefit of the beneficial owners of interests in the TrUEPrS;

     (ii) if the TrUEPrS are evidenced by one or more global Certificates and the ADSs received by the Trust are to be in the form of definitive Certificates, then such ADSs will be delivered to, and registered in the name of, such persons and at such addresses as DTC or its nominee shall direct in writing; or

    (iii) if the TrUEPrS are evidenced by definitive Certificates and the ADSs received by the Trust are to be in the form of definitive Certificates, then such ADSs will be delivered to, and registered in the name of, the Holders at their respective addresses set forth in the register maintained by the Paying Agent.

The Trust may require the Holders to pay a sum sufficient to cover any tax or other governmental charges that may be imposed with respect to any such distribution.

(b) DISTRIBUTION OF CASH UPON THE OCCURRENCE OF AN EXCHANGE EVENT. If the Exchange Event is the redemption or Buy-Back of the ANZ Preference Shares for cash, to distribute to the Holders as soon as possible after receipt by the Trust, the cash distributable to Holders upon the redemption of the Debt Securities and/or the Jersey Preference Shares pursuant to Sections 2.06(a)(1)(B), 2.06(a)(2) and/or 2.06(b)(2) on the basis of US$25 per
     TrUEPrS plus accrued interest thereon from and including the last Interest Payment Date immediately preceding the Exchange Date to but excluding the Exchange Date. The Trust may require the Holders to pay a sum sufficient to cover any tax or other governmental charges that may be imposed with respect to any such distribution.

(c) RECORD DATE. The distributions described in paragraphs (a) and (b) shall be made to Holders of record as of the opening of business on the Exchange Date.

Section 2.08.  LIMITATIONS ON TRUSTEES' POWERS.  The Trustees, acting in the
               -------------------------------
name and on behalf of the Trust, are not permitted:

(a) to purchase or hold any securities, instruments or other property except for the Trust Estate;

(b) to dispose of the Trust Estate other than the distributions provided for in Sections 2.06, 2.07 and 3.02;

(c) to issue any securities or instruments other than the TrUEPrS sold to the Sponsor and to be sold pursuant to the Purchase Agreement upon full payment therefor as provided therein, or issued in accordance with Section 5.02 or 5.03;

(d)  to make short sales or purchases on margin;

(e)  to write put or call options;

(f)  to borrow money;

(g)  to underwrite securities;

(h)  to purchase or sell real estate, commodities or commodities contracts;

(i)  to purchase restricted securities;

(j)  to make loans;

(k) to take any action, or direct or permit the Administrator, the Paying Agent or the Custodian to take any action, that would vary the investment of the Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or otherwise take any action or direct or permit any action to be taken that would or could cause the Trust not to be a "grantor trust" under the Code; or

(l)  to take any other action not specifically authorized by Section 2.05.

                                 ARTICLE III.

                             ACCOUNTS AND PAYMENTS

Section 3.01.  THE TRUST ACCOUNT.  The Trustees shall, upon issuance of the
               -----------------
TrUEPrS, establish with the Paying Agent an account to be called the "Trust Account". All moneys received by the Trustees in respect of the Debt Securities and the Jersey Preference Shares, and all moneys received from the sale of the TrUEPrS to the Sponsor, shall be credited to the Trust Account, which shall be non-interest bearing.

Section 3.02.  DISTRIBUTIONS TO HOLDERS.  On each Dividend Payment Date the
               ------------------------
Trustees shall distribute to each Holder of record at the close of business on the immediately preceding Record Date, at the post office address of the Holder appearing on the register maintained by the Trust or the Paying Agent or by any other means mutually agreed upon by the Holder and the Trustees, non-cumulative dividend distributions to be payable quarterly in arrears. If any Dividend Payment Date is not a Business Day, then (notwithstanding any other provision herein) payment of dividends otherwise payable on such Dividend Payment Date need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date. On and after an Exchange Date, dividends on the TrUEPrS shall cease to accrue and accrued but unpaid dividends on the TrUEPrS shall no longer be payable; provided that the foregoing shall not affect the obligation to make the distributions provided for in Sections 2.06 and 2.07.

Section 3.03.  SEGREGATION.  All moneys and other assets deposited or received
               -----------
by the Trustees hereunder shall be held by them in trust as part of the Trust Estate until required to be disbursed or otherwise disposed of in accordance with the provisions of this Trust Agreement, and the Trustees shall handle such moneys and other assets in such manner as shall constitute the segregation and holding in trust within the meaning of the Investment Company Act.

Section 3.04.  EXPENSES.  The organization costs of the Trust and the costs
               --------
associated with the initial registration and offering of the TrUEPrS will be paid by the Administrator on behalf of the Trust out of the facility fee to be paid to the Trust by the U.K. Company in connection with the investment by the Trust in the Debt Securities. Any such expenses paid by Merrill Lynch & Co., Inc. shall be reimbursed by the Administrator on behalf of the Trust pursuant to the Trust Reimbursement Agreement. Certain ongoing expenses of the Trust such as accounting services, expenses for legal and auditing services, taxes, costs of printing proxies, listing fees, if any, stock certificates and shareholder reports, charges of the Administrator, the Custodian and the Paying Agent, fees and expenses of the Trustees, accounting costs, brokerage costs, litigation, mailing and other expenses properly payable by the Trust will be paid by the Administrator out of funds to be provided to the Administrator on behalf of the Trust by the Jersey Holding Company pursuant to the Trust Expense Agreement. Expenses of the Trust not covered by the Trust Expense Agreement and that are reasonably related to the conduct of its business consistent with the provisions of Article II hereof will be paid by the Administrator on behalf of the Trust out of funds, if any, paid by the ANZ Affiliate pursuant to the Expense and Indemnity Agreement. In no event shall any expenses of the Trust be payable out of the Trust Estate.

Section 3.05.  APPLICATION OF PAYMENTS UNDER TRUST EXPENSE AGREEMENT AND EXPENSE
               -----------------------------------------------------------------
AND INDEMNITY AGREEMENT.  To the extent the
-----------------------

Administrator, on behalf of the Trust, receives money under the Expense and Indemnity Agreement, the Debt Securities Subscription Agreement or the Trust Expense Agreement, pending the use of such money by the Administrator to pay the Trust's expenses under this Agreement, the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement or the Debt Securities Subscription Agreement or any of its other expenses, such money shall be deposited and held in a non-interest bearing account maintained by the Administrator that is separate from the Trust Account. Upon dissolution of the Trust, any money held in such account, less any expenses of the Trust, shall be paid to the ANZ Affiliate pursuant to the Expense and Indemnity Agreement as an Additional Indemnity Fee (as defined in such agreement).

                                  ARTICLE IV.

                                  REDEMPTION

Section 4.01.  REDEMPTION.  The Trustees shall have no right or obligation to
               ----------
redeem TrUEPrS.

                                  ARTICLE V.

                           ISSUANCE OF CERTIFICATES;
                         REGISTRY; TRANSFER OF TrUEPrS

Section 5.01.  FORM OF CERTIFICATE.  Each Certificate evidencing TrUEPrS shall
               -------------------
be executed manually or by facsimile by the Managing Trustee and countersigned manually by the Paying Agent in substantially the form of Exhibit A hereto with the blanks appropriately filled in, shall be dated the date on which they are countersigned and delivered by the Paying Agent and shall represent a fractional undivided interest in the assets of the Trust, the numerator of which fraction shall be the number of TrUEPrS set forth on the face of such Certificate and the denominator of which shall be the total number of TrUEPrS outstanding at that time. All TrUEPrS shall be issued in registered form and shall be numbered serially. Certificates bearing the manual or facsimile signatures of any individual who was at any time the Managing Trustee shall bind the Trust, notwithstanding that such individual ceased to hold such office prior to the countersignature and delivery of such Certificates or did not hold such position at the date of such Certificates. No Certificate shall be entitled to any benefits hereunder or be valid or obligatory for any purpose unless such Certificate shall have been countersigned by the Paying Agent as provided above, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. Pending the preparation of definitive Certificates, the Trustees may execute and the Paying Agent shall countersign and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Paying Agent). The Certificates to be delivered to the Underwriters pursuant to the Purchase Agreement will be issued in the form of a global Certificate or Certificates evidencing the TrUEPrS to be issued to the Underwriters, which will be delivered to DTC or its nominee by or on behalf of the Trust. Such global Certificate or Certificates shall initially be registered on the register maintained by the Paying Agent in the name of Cede & Co., the nominee of DTC, and no beneficial owner of an interest in such TrUEPrS will receive a definitive Certificate representing such beneficial owner's interest in such TrUEPrS, except as provided in the next paragraph. Unless and until definitive Certificates have been issued pursuant to the next paragraph, the Trust shall be entitled to deal with DTC for all purposes of this Agreement as the Holder and the sole Holder of the Certificates and shall have no obligation to the beneficial owners of interest therein, and neither the Trust, the Trustees, the Paying Agent nor any agent of any of the foregoing shall have any liability with respect to or responsibility for the records of DTC or its participants.

     If DTC elects to discontinue its services as securities depository, then definitive Certificates shall be prepared by the Trust. Upon surrender of the global Certificate or Certificates and accompanied by registration instructions from DTC, the Trustees shall cause definitive Certificates to be registered in the names and delivered to the persons set forth in DTC's instructions. Neither the Trustees, the Trust, the Paying Agent nor any agent of any of the foregoing shall be liable for any delay by DTC in delivering such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

     Temporary Certificates shall be issuable as registered Certificates substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Trustees. Every temporary Certificate shall be executed by the Managing Trustee and be countersigned by the Paying Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay the Managing Trustee shall execute and shall furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge at each office or agency of the Paying Agent and the Paying Agent shall countersign and deliver in exchange for such temporary Certificates definitive Certificates for a like aggregate number of TrUEPrS. Until so exchanged, the temporary Certificates shall be entitled to the same benefits hereunder as definitive Certificates.

Section 5.02.  TRANSFER OF TrUEPrS; ISSUANCE, TRANSFER AND EXCHANGE OF
               -------------------------------------------------------
CERTIFICATES.  The registration and registration of transfer of TrUEPrS will be
------------
made in the register maintained by the Paying Agent for such purpose. Subject to the satisfaction of any conditions imposed by applicable law, TrUEPrS may be transferred by the Holder thereof by presentation and surrender of Certificates at the office of the Paying Agent, accompanied by such documents as the Paying Agent deems necessary to evidence the legality of the transfer. Certificates issued pursuant to this Trust Agreement are exchangeable for one or more other Certificates evidencing an equal aggregate number of TrUEPrS as may be requested by the Holder. All Certificates shall be issued in denominations of one TrUEPrS or any multiple thereof. All Certificates issued upon any registration of transfer or exchange shall evidence the same fractional undivided interest in the assets of the Trust, and be entitled to the same benefits, as the Certificates surrendered upon such registration of transfer or exchange.

     Prior to the due presentment for registration of transfer, the Paying Agent may deem and treat the person in whose name any TrUEPrS shall be registered in the register maintained by the Paying Agent as the owner of such TrUEPrS for all purposes hereunder and neither the Trust, the Trustees, the Paying Agent nor any agent of any of the foregoing shall be affected by any notice to the contrary. The transfer books maintained by the Paying Agent for the purposes of this
Section 5.02 shall include the name and address of the record owners of the TrUEPrS and shall be closed in connection with the dissolution of the Trust pursuant to Section 7.03 hereof. A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer shall be paid to the Paying Agent by the Holder. A Holder may be required to pay a fee for each new Certificate to be issued pursuant to this paragraph in such amount as may be specified by the Paying Agent and approved by the Trustees. All Certificates surrendered for registration of transfer or exchange shall be promptly cancelled by the Paying Agent. No Certificates shall be countersigned in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All Certificates cancelled pursuant to this Trust Agreement may be voided by the Paying Agent in accordance with the usual practice of the Paying Agent or in accordance with the instructions of the Trustees; provided, however, that the Paying Agent shall not be required to destroy cancelled Certificates. The Paying Agent may adopt other reasonable rules and regulations for the registration, transfer and tender of TrUEPrS as it may, in its discretion, deem necessary.

Section 5.03.  REPLACEMENT OF CERTIFICATES.  In case any Certificate shall
               ---------------------------
become mutilated or be destroyed, stolen or lost, then, in the absence of notice to the Paying Agent that such certificate has been acquired by a protected purchaser, the Managing Trustee shall execute and upon its request, the Paying Agent shall countersign and deliver a new Certificate of like tenor, bearing a number not contemporaneously outstanding, in exchange and substitution therefor upon the Holder's furnishing the Paying Agent with proper identification and complying with such other reasonable regulations and conditions as the Paying Agent may prescribe and paying such expenses and charges, including any bonding fee, as the Paying Agent may incur or reasonably impose; provided, however, that in the case of a destroyed, stolen or lost Certificate, prior to the Paying Agent countersigning and delivering a new Certificate in exchange or substitution therefor, there shall be delivered to the Paying Agent (i) evidence to its satisfaction of such destruction, loss or theft and (ii) such security or indemnity as may be required by it to hold it and any of its agents harmless. Any mutilated Certificate shall be duly surrendered and cancelled before any duplicate Certificate shall be issued in exchange and substitution therefor. Upon issuance of any duplicate Certificate pursuant to this Section 5.03, the original Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any protected purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a Holder presenting a Certificate for transfer in the case of an overissue. Upon the issuance of any new Certificate under this Section, the Trust may require the payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustees and the Paying Agent) connected therewith. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Certificates.

Section 5.04.  LIMITATION ON LIABILITY.  Pursuant to (S)3803(a) of the Delaware
               -----------------------
Business Trust Act, 12 Del. C. (S)3801, et seq., the Holders of the TrUEPrS
                       -------          -- ----
shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 5.05.  GENERAL PROVISIONS REGARDING THE TrUEPrS.
               ----------------------------------------
(a) The consideration received by the Trust for the issuance of the TrUEPrS shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.
(b) Upon issuance of the TrUEPrS as provided in this Trust Agreement, the TrUEPrS so issued shall be deemed to be validly issued, fully paid and non-assessable. The issuance of the TrUEPrS will not be subject to preemptive or other similar rights.

(c) Every person, by virtue of having become a Holder in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement.

                                  ARTICLE VI.

                                   TRUSTEES

Section 6.01.  TRUSTEES.  The Trust shall have three Trustees, each of which
               --------
shall be residents of the United States. One Trustee shall be the Managing Trustee and, as such, is authorized to execute documents and instruments on behalf of the Trust. The Managing Trustee will be appointed by resolution of the Trustees. Each Trustee shall serve until the next meeting of Holders called for the purpose of electing Trustees and, then, until such Trustee's successor is duly elected and qualified. Holders may not cumulate their votes in the election of Trustees. Each Trustee shall not be considered to have qualified for the office unless such Trustee shall agree to be bound by the terms of this Trust Agreement and shall evidence his consent by executing this Trust Agreement or a supplement hereto.

Section 6.02.  VACANCIES.  Any vacancy in the office of a Trustee may be filled
               ---------
in compliance with Sections 10 and 16 of the Investment Company Act by the vote, within 30 days, of the remaining Trustees; provided that if required by Section 16 of the Investment Company Act, the Trustees shall forthwith cause to be held as promptly as possible and in any event within 60 days (unless the Commission by order shall extend such period) a meeting of Holders for the purpose of electing Trustees in compliance with Sections 10 and 16 of the Investment Company Act. Until a vacancy in the office of any Trustee is filled as provided above, the remaining Trustees in office, regardless of their number, shall have the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Trust Agreement. Election shall be by the affirmative vote of Holders of a majority of the TrUEPrS entitled to vote present in person or by proxy at a special meeting of Holders called for the purpose of electing any Trustee. Each individual Trustee shall be at least 21 years of age and shall not be under any legal disability. No Trustee who is an "interested person", as defined in the Investment Company Act, may assume office if it would cause the composition of the Trustees of the Trust not to be in compliance with the percentage limitations on interested persons in Section 10 of the Investment Company Act. Trustees need not be Holders. Notice of the appointment or election of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder.

Section 6.03.  POWERS.  The Trust will be managed solely by the Trustees, who
               ------
will, subject to the provisions of Article II hereof, have complete and exclusive control over the management, conduct and operation of the Trust's business, and shall have the rights, powers and authority of a board of directors of a corporation organized under Delaware law. The Trustees shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust and except in accordance with the terms of this Trust Agreement. Subject to the continuing supervision of the Trustees and as permitted by applicable law, the functions of the Trust shall be performed by the Custodian, the Paying Agent, the Administrator and such other entities engaged to perform such functions as the Trustees may determine, including, without limitation, any or all administrative functions.

Section 6.04.  MEETINGS.  Meetings of the Trustees shall be held from time to
               --------
time upon the call of any Trustee on not less than 48 hours notice (which may be waived by any or all of the Trustees in writing either before or after such meeting or by attendance at the meeting unless the Trustee attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened). The Trustees shall act either by majority vote of the Trustees present at a meeting at which at least a majority of the Trustees then in office are present or by a unanimous written consent of the Trustees without a meeting. Except as otherwise required under the Investment Company Act, all or any of the Trustees may participate in a meeting of the Trustees by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

Section 6.05.  RESIGNATION AND REMOVAL.  Any Trustee may resign and be
               -----------------------
discharged of the trust created by the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Administrator and sending notice thereof to the remaining Trustees, and such resignation shall become effective immediately unless otherwise specified therein. Any Trustee may be removed in the event of incapacity by vote of the remaining Trustees and for any reason by written declaration or vote of the Holders of more than 66 2/3% of the outstanding TrUEPrS, notice of which vote shall be given to the remaining Trustees and the Administrator. The resignation, removal or failure to reelect any Trustee shall not cause the termination of the Trust.

Section 6.06.  LIABILITY.  The Trustees shall not be liable to the Trust or any
               ---------
Holder for any action taken or for refraining from taking any action except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of their office. Specifically, without limitation, the Trustees shall not be responsible for or in respect of the recitals herein or the validity or sufficiency of this Trust Agreement or for the due execution hereof by any other Person, or for or in respect of the validity or sufficiency of TrUEPrS or Certificates representing TrUEPrS and shall in no event assume or incur any liability, duty or obligation to any Holder or to any other Person, other than as expressly provided for herein. The Trustees may employ agents, attorneys, administrators, accountants and auditors, and shall not be answerable for the default or misconduct of any such Persons if such Persons shall have been selected and retained with reasonable care. Action in good faith may include action taken in good faith in accordance with an opinion of counsel. In no event shall any Trustee be personally liable for any expenses with respect to the Trust. Each Trustee shall, to the fullest extent permitted by applicable law, be indemnified by the Trust with respect to any claim, liability or loss arising out of or in connection with such Trustee's acting as Trustee of the Trust and with respect to all reasonable costs and expenses (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings relating to a claim against such Trustee and reasonable attorneys' fees and disbursements) incurred in connection with any such claim, liability or loss, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his office. Notwithstanding the foregoing, it is understood that (i) the Trust shall not, in respect of the legal expenses of any Trustee in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel), (ii) the Trust shall not be liable for any settlement of any proceeding effected without the written consent of the Trust, but if settled with such consent or if there be a final judgment for the third party claimant, the Trust agrees to indemnify the Trustees from and against any loss or liability by reason of such settlement or judgment, (iii) the Trust shall only be obligated to pay any amounts owing to the Trustees under this Section 6.06 from payments it receives pursuant to the Expense and Indemnity Agreement and not out of the Trust Estate and (iv) the Trust shall not be liable for any loss, damages, cost, liability or claim or any expense (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against the Trustees and reasonable attorneys' fees and disbursements) in an amount in excess of the amount actually received by the Trust under the Expense and Indemnity Agreement in connection with such loss, damages, cost, liability or claim.

Section 6.07.  COMPENSATION.  Each Trustee, other than a Trustee who is a
               ------------
director, officer or employee of the Sponsor, any Underwriter, or the Administrator or any affiliate thereof, shall receive a quarterly fee of US$900 payable on January 15, April 15, July 15 and October 15 of each year, provided the first quarterly fee of $900 for January 15, 1999 shall be payable at Closing Time. The Managing Trustee, other than a Managing Trustee who is a director, officer or employee of the Sponsor, any Underwriter or any affiliate thereof, shall receive an additional quarterly fee of $300 payable on January 15, April 15, July 15 and October 15 of each year, provided the first additional quarterly fee of $300 for January 15, 1999 shall be payable at Closing Time. The Trustees will not receive any pension or retirement benefits. In the event of the resignation or removal of a Trustee or the occurrence of an Exchange Event, such Trustee shall remit to the Trust the portion of its fee ratable for the period from the day of such resignation or removal or the date on which an Exchange Event occurs to the day immediately preceding the first day of the next quarter. The Trustees will only be entitled to receive compensation pursuant to this
Section 6.07 out of payments received pursuant to the Trust Expense Agreement and the Expense and Indemnity Agreement and not out of the Trust Estate.

                                 ARTICLE VII.

                                 MISCELLANEOUS

Section 7.01.  MEETINGS OF HOLDERS.
               -------------------

(a) The Trustees shall not hold annual or regular meetings of Holders except as set forth herein. A special meeting may be called at any time by the Trustees or upon petition of Holders of more than 50% of the TrUEPrS outstanding (unless substantially the same matter was voted on during the preceding 12 months), and shall be called as required by the Investment Company Act or pursuant to paragraph (v)(B) of the definition of Exchange Event and the rules and regulations thereunder, including, without limitation, when requested by the Holders of not less than 10% of the TrUEPrS outstanding for the purposes of voting upon the question of the removal of any Trustee or Trustees. The Trustees shall establish, and notify the Holders in writing of, the record date for each such meeting which shall be not less than 10 nor more than 50 days before the meeting date. Holders at the close of business on the record date will be entitled to vote at the meeting. The Administrator shall, as soon as possible after any such record date (or prior to such record date if appropriate), mail by first class mail to each Holder a notice of meeting and a proxy statement and form of proxy in the form approved by the Trustees and complying with the Investment Company Act and the rules and regulations thereunder.
     Except as otherwise specified herein, in the Prospectus (including, without limitation, changes to the

     Trust's fundamental policies set forth in the Prospectus) or in any provision of the Investment Company Act and the rules and regulations thereunder, any action may be taken by vote of Holders of a majority of the TrUEPrS outstanding present in person or by proxy if Holders of a majority of TrUEPrS outstanding on the record date are so represented. Each TrUEPrS shall have one vote and may be voted in person or by duly executed proxy; provided, however, that any investment company registered under the Investment Company Act and any company excepted from the definition of "Investment Company" pursuant to Section 3(c)(l) or 3(c)(7) of the Investment Company Act owning TrUEPrS in excess of the limits imposed by Sections 12(d)(1)(A)(i) and 12(d)(1)(C) of the 1940 Act must vote their TrUEPrS in proportion to the vote of all other Holders of TrUEPrS that are not such investment companies registered under the Investment Company Act. Any proxy may be revoked by notice in writing, by a subsequently dated proxy or by voting in person at the meeting, and no proxy shall be valid after eleven months following the date of its execution.

(b) Whenever the holders of the ADRs or the ANZ Preference Shares are entitled to vote on any matter,

     (i) the Trustees shall call a special meeting of the Holders in accordance with the procedures described in Section 7.01(a) hereof so that the Holders can indicate how the ADSs or the ANZ Preference Shares should be voted pursuant to the voting rights granted in the Security and Pledge Agreements, the Deposit Agreement or the terms of the ANZ Preference Shares; or

     (ii) in lieu of a special meeting of the Holders, such Holders may provide a written consent, in the manner required by the Investment Company Act and the rules and regulations thereunder, in which such Holders will instruct the Trustees of the Trust as to the exercise of the voting rights pertaining to the ADSs or the ANZ Preference Shares.

          Such vote shall be taken a sufficient time before the vote of the ADSs or the ANZ Preference Shares so that the Trustees can determine the results of such vote and direct the Jersey Subsidiary, the Collateral Agent or the Depositary to vote the ADSs or the ANZ Preference Shares in accordance with such results.

(c) Whenever the holder of the Jersey Preference Shares is entitled to vote on any matter,

     (i) the Trustees shall call a special meeting of the Holders in accordance with the procedures described in Section 7.01(a) hereof so that the Holders can indicate how the Jersey Preference Shares should be voted pursuant to the voting rights granted in the Jersey Preference Shares Security and Pledge Agreement; or

     (ii) in lieu of a special meeting of the Holders, such Holders may provide a written consent, in the manner required by the Investment Company Act and the rules and regulations thereunder, in which such Holders will instruct the Trustees of the Trust as to the exercise of the voting rights pertaining to the Jersey Preference Shares.

          Such vote shall be taken a sufficient time before the vote of the Jersey Preference Shares so that the Trustees can determine the results of such vote and direct the U.K. Company to vote the Jersey Preference Shares in accordance with such results.

Section 7.02.  BOOKS AND RECORDS; REPORTS.
               --------------------------

(a) The Trustees shall keep a certified copy or duplicate original of this Trust Agreement on file at the office of the Trust and the office of the Administrator available for inspection at all reasonable times during its usual business hours by any Holder. The Trustees shall keep proper books of record and account for all the transactions under this Trust Agreement at the office of the Trust and the office of the Administrator, and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours. The Trustees shall retain all books and records in compliance with Section 31 of the Investment Company Act and the rules and regulations thereunder.

(b) With each payment to Holders the Paying Agent shall set forth, either in the instruments by means of which payment is made or in a separate statement, the amount being paid from the Trust Account expressed as a U.S. dollar amount per TrUEPrS and the other information required under Section 19 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file or distribute reports as required by
     Section 30 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file such reports as may from time to time be required to be filed or distributed to Holders under any applicable state or Federal statute or rule or regulation thereunder, and shall file such tax returns as may from time to time be required under any applicable state or Federal statute or rule or regulation thereunder. One of the Trustees shall be designated by resolution of the Trustees to make the filings and give the notices required by Rule 17g-1 under the Investment Company Act.

(c) In calculating the net asset value of the Trust as required by the Investment Company Act, the value of the Debt Securities will be determined in good faith by the Trustees pursuant to procedures adopted by them.

Section 7.03.  DISSOLUTION. The Trust created hereby shall dissolve, and its
               -----------
affairs be wound up, upon the earliest of (i) the date 90 days after the execution of this Trust Agreement if (x) the TrUEPrS have not theretofore been issued or (y) the net worth of the Trust is not at least US$100,000 at such time, (ii) the Business Day after the distributions of ADSs or cash pursuant to
Section 2.07, and (iii) the date which is 21 years less 91 days after the death of the last survivor of all of the descendants of Joseph P. Kennedy Sr., the former United States Ambassador to the Court of St. James, living on the date hereof. The Trust is irrevocable, the Sponsor has no right to withdraw any assets constituting a portion of the Trust Estate, and the dissolution of the Sponsor shall not operate to dissolve the Trust. The death or incapacity of any Holder shall not operate to terminate this Trust Agreement, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, and shall not otherwise affect the rights, obligations and liabilities of the parties hereto.

Section 7.04.  AMENDMENT AND WAIVER.
               --------------------

(a) This Trust Agreement may be amended from time to time by the Trustees for any purpose prior to the issuance and sale to the Underwriters of the TrUEPrS and thereafter without the consent of any of the Holders (i) to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein; (ii) to change any provision hereof or thereof as may be required by applicable law or the Commission or any successor governmental agency exercising similar authority; or (iii) to make such other provisions in regard to matters or questions arising hereunder or thereunder as shall not materially adversely affect the interests of the Holders (as determined in good faith by the Trustees, who may rely on an opinion of counsel); provided, however, that no such amendment may be made if it would cause an Exchange Event to occur.

(b) This Trust Agreement may also be amended from time to time by the Trustees (or the performance of any of the provisions of the Trust Agreement may be waived) with the consent by the required vote of the Holders in accordance with Section 7.01(a) hereof; provided that this Trust Agreement may not be amended (i) without the consent by vote of the Holders of all TrUEPrS then outstanding, so as to increase the number of TrUEPrS issuable hereunder above the number of TrUEPrS specified in Section 2.05(c) hereof or such lesser number as may be outstanding at any time during the term of this Trust Agreement, (ii) to reduce the interest in the Trust represented by TrUEPrS without the consent of the Holders of such TrUEPrS, (iii) if such amendment is prohibited by the Investment Company Act or other applicable law, (iv) without the consent by vote of the Holders of all TrUEPrS then outstanding, if such amendment would effect a change in Sections 2.04, 2.05, 2.06, 2.07, 2.08 or 3.02 hereof or in the voting requirements set forth in Section 7.01 hereof or this Section 7.04 or (v) in such a manner as would cause an Exchange Event to occur.

(c) Any of the agreements referred to in Section 2.05(a) hereof may be amended from time to time by the Trustees and the other parties thereto for any purpose without the consent of any of the Holders.

(d) Promptly after the execution of any amendment, the Trustees shall furnish written notification of the substance of such amendment to each Holder and the ANZ Affiliate.

(e) Notwithstanding subsections (a) and (b) of this Section 7.04, no amendment hereof shall permit the Trust, the Trustees, the Administrator, the Paying Agent or the Custodian to take any action or direct or permit any Person to take any action that (i) would vary the investment of Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or (ii) would or could cause the Trust, or direct or permit any action to be taken that would or could cause the Trust, not to be a "grantor trust" under the Code.

Section 7.05.  ACCOUNTANTS.
               -----------

(a) The Trustees shall, in accordance with Section 30 of the Investment Company Act, file annually with the Commission such information, documents and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to Section 13(a) of the Exchange Act and the rules and regulations issued thereunder. The Trustees shall transmit to the Holders, at least semi-annually, the reports required by Section 30(d) of the Investment Company Act and the rules and regulations thereunder, including, without limitation, a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet, a list showing the amounts and values of such investments owned on the date of such balance sheet, and a statement of income for the period covered by the report. Financial statements contained in such annual reports shall be accompanied by a certificate of independent public accounts based upon an audit not less in scope or procedures than that which independent public accountants would ordinarily make for the purpose of complying with generally accepted auditing standards and shall contain such information as the Commission may prescribe. Each such report shall state that such independent public accountants have verified investments owned, either by actual examination or by receipt of a certificate from the Custodian.

(b) The independent public accountants referred to in subsection (a) above shall be selected at a meeting held within 30 days before or after the beginning of the fiscal year by the vote, cast in person, of a majority of the Trustees who are not "interested persons" as defined in the Investment Company Act and such selection shall be submitted for ratification at the first meeting of Holders to be held as set forth in Section 7.01 hereof, and thereafter as required by the Investment Company Act and the rules and regulations thereunder. The employment of any independent public accountant for the Trust shall be conditioned upon the right of the Holders by a vote of the lesser of (i) 67% or more of the TrUEPrS present at a special meeting of Holders, if Holders of more than 50% of TrUEPrS outstanding are present or represented by proxy at such meeting or (ii) more than 50% of the TrUEPrS outstanding to terminate such employment at any time without penalty.

(c) The foregoing provisions of this Section 7.05 are in addition to any applicable requirements of the Investment Company Act and the rules and regulations thereunder.

Section 7.06.  NATURE OF HOLDER'S INTEREST.  Each Holder holds at any given time
               ---------------------------
a proportionate undivided beneficial interest in the Trust Estate, but does not have any title or right to take title or possession of any portion of the Trust Estate. Each Holder expressly waives any right he may have under any rule of law, the provisions of any statute or otherwise, to require the Trustees at any time to account, in any manner other than as expressly provided in this Trust Agreement, for the Trust Estate or any component thereof. No Holder shall have any right except as provided herein to control or determine the operation and management of the Trust or the obligations of the parties hereto. Nothing set forth herein or in the Certificates shall be construed to constitute the Holders from time to time as partners, joint venturers or members of an association.

Section 7.07.  NO RECOURSE.  Notwithstanding anything to the contrary contained
               -----------
herein, no recourse shall be had, whether by levy or execution or otherwise, for any claim based on this Trust Agreement or in respect hereof against any incorporator, shareholder or affiliate of the Trust or the Trustees, the Administrator, the Custodian or the Paying Agent or any predecessor, successor or affiliate of the Trust and of the aforesaid persons, or any of their assets, or against any principal, partner, incorporator, shareholder, officer, director, agent or employee of any of the aforesaid persons, under any rule of law, equitable principle, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons be personally liable for any such amounts or claims, or liable for any deficiency judgment based thereon or with respect thereto, and that all such liability of the aforesaid persons is expressly waived and released as a condition of, and as consideration for, the execution of this Trust

Agreement by the Trust; provided, however, that the foregoing shall not relieve any of such persons or entities from liability for, or prevent recourse against such persons or entities in respect of, their willful misfeasance, bad faith, gross negligence or reckless disregard of their duties under this Agreement or the other agreements referred to herein. Notwithstanding anything to the contrary contained herein, nothing in this Section shall be construed to affect or limit the Trust's obligations under this Trust Agreement.

Section 7.08.  ENFORCEMENT OF RIGHTS.  The Trust will enforce its rights with
               ---------------------
respect to any payment of money under the Fundamental Trust Agreements (as defined in the Purchase Agreement) and will enforce its rights with respect to any actions, omissions or other non-monetary matters against any or all parties to the aforesaid Fundamental Trust Agreements and the Support Agreement.

Section 7.09.  DELAWARE LAW TO GOVERN.  This Trust Agreement is executed and
               ----------------------
delivered in the State of Delaware, and all laws or rules of construction of the State of Delaware, without regard to principles of conflict of laws, shall govern the rights of the parties hereto and the Holders and the construction, validity and effect of the provisions hereof.

Section 7.10.  NOTICES.  Any notice, demand, direction or instruction to be
               -------
given to the Sponsor hereunder shall be in writing and shall be duly given if mailed or delivered to ML IBK Positions, Inc. at World Financial Center, North Tower, New York, New York 10281, or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trust and the Trustees hereunder shall be in writing and shall be duly given if mailed or delivered to the Trust c/o The Bank of New York at 101 Barclay Street, New York, New York 10286, and to each Trustee at such Trustee's address set forth beneath its signature below, or such other address as shall be specified to the other parties hereto by such party in writing. Any notice to be given to a Holder shall be duly given if mailed, first class postage prepaid, or by such other substantially equivalent means as the Trustees may deem appropriate, or delivered to such Holder at the address of such Holder appearing on the registry of the Paying Agent. Notice to be given to the ANZ Affiliate pursuant to Section 7.04(d) shall be duly given if mailed or delivered to Minerva House, Montague Close, London SE1 9DH, England, or at such other address as shall be specified by the ANZ Affiliate to the parties hereto in writing.

Section 7.11.  SEVERABILITY.  If any one or more of the covenants, agreements,
               ------------
provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates, or the rights of the Holders thereof.

Section 7.12.  COUNTERPARTS.  This Trust Agreement may be executed in several
               ------------
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.13.  SUCCESSORS AND ASSIGNS.  Whenever in this Trust Agreement any of
               ----------------------
the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Sponsor and Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.

                         ML IBK POSITIONS, INC.

                         By:
                            ------------------------------
                         Name:
                         Title:


TRUSTEES:


___________________________________________
Name:        Donald J. Puglisi
Address:     850 Library Avenue, Suite 204
             Newark, Delaware  19715


___________________________________________
Name:        William R. Latham III
Address:     850 Library Avenue, Suite 204
             Newark, Delaware  19715


___________________________________________
Name:        James B. O'Neill
Address:     850 Library Avenue, Suite 204
             Newark, Delaware  19715




                         DEPOSITOR


                         _____________________________________________
                         Jamie Patinelli, as Depositor
                         (Solely to reflect her transfer of her interest in the Trust and to reflect her withdrawal from the Trust)

                                                                     EXHIBIT A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ANZ EXCHANGEABLE PREFERRED TRUST II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE MAY BE EXCHANGED BY AN AUTHORIZED REPRESENTATIVE OF DTC IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, REGISTERED IN THE NAMES OF SUCH HOLDERS AS SUCH REPRESENTATIVE OF DTC SHALL SPECIFY, IN WHICH CASE, A NEW CERTIFICATE WILL BE ISSUED IN THE NAME OF CEDE & CO. (OR IN SUCH OTHER NAME AS IS REQUESTED BY SUCH AUTHORIZED REPRESENTATIVE OF DTC) REPRESENTING THE SECURITIES NOT ISSUED IN DEFINITIVE FORM.

THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT REFERRED TO BELOW TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND.

                                    TrUEPrS


                      ANZ EXCHANGEABLE PREFERRED TRUST II

                                                           CUSIP NO. ___________

NO._______________________                     _____________________ TRUST UNITS
                                         EXCHANGEABLE FOR PREFERENCE SHARES(SM)


THIS CERTIFIES THAT CEDE & CO. IS THE RECORD OWNER OF ___________ TRUST UNITS EXCHANGEABLE FOR PREFERENCE SHARES ("TrUEPrS(SM)") CONSTITUTING A PROPORTIONATE UNDIVIDED BENEFICIAL INTEREST IN THE ASSETS OF ANZ EXCHANGEABLE PREFERRED TRUST II, A TRUST GOVERNED BY THE LAWS OF THE STATE OF DELAWARE PURSUANT TO AN AMENDED AND RESTATED TRUST AGREEMENT (THE "TRUST AGREEMENT") AMONG ML IBK POSITIONS, INC., THE TRUSTEES NAMED THEREIN, THE DEPOSITOR NAMED THEREIN AND THE HOLDERS (AS DEFINED THEREIN). THIS CERTIFICATE IS ISSUED UNDER, AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF, THE TRUST AGREEMENT TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST'S ADMINISTRATOR AND PAYING AGENT, THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK 10286. THIS CERTIFICATE IS TRANSFERABLE AND EXCHANGEABLE BY THE REGISTERED OWNER IN PERSON AT THE OFFICE OF THE PAYING AGENT UPON PRESENTATION AND SURRENDER OF THIS CERTIFICATE




____________________________
(SM)   Service mark of Merrill Lynch & Co., Inc.



                                     A-1-1

ACCOMPANIED BY ANY DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.

     THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED BY THE PAYING AGENT.

     WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING TRUSTEE.

                              ANZ Exchangeable Preferred Trust II

Dated:  _____________, 1998

                              By: ________________________________

                                    Donald J. Puglisi
                                    Managing Trustee

COUNTERSIGNED:

THE BANK OF NEW YORK
 as Paying Agent


By: ____________________________
      Authorized Signature




                                     A-1-2

                                                                     EXHIBIT A-2

                      ANZ EXCHANGEABLE PREFERRED TRUST II

NO. ____________                                           _________ TRUST UNITS
                                         EXCHANGEABLE FOR PREFERENCE SHARES (SM)

                                                           CUSIP NO. ___________

THIS CERTIFIES THAT _______________ IS THE RECORD OWNER OF _____________ FULLY PAID AND NON-ASSESSABLE TRUST UNITS EXCHANGEABLE FOR PREFERENCE SHARES ("TrUEPrS(SM)") CONSTITUTING A PROPORTIONATE UNDIVIDED BENEFICIAL INTEREST IN THE ASSETS OF ANZ EXCHANGEABLE PREFERRED TRUST II, A TRUST GOVERNED BY THE LAWS OF THE STATE OF DELAWARE PURSUANT TO AN AMENDED AND RESTATED TRUST AGREEMENT (THE "TRUST AGREEMENT") AMONG ML IBK POSITIONS, INC., THE TRUSTEES NAMED THEREIN, THE DEPOSITOR NAMED THEREIN AND THE HOLDERS (AS DEFINED THEREIN). THIS CERTIFICATE IS ISSUED UNDER, AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF, THE TRUST AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST'S PAYING AGENT, THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK 10286. THIS CERTIFICATE IS TRANSFERABLE AND EXCHANGEABLE BY THE REGISTERED OWNER IN PERSON AT THE OFFICE OF THE PAYING AGENT UPON PRESENTATION AND SURRENDER OF THIS CERTIFICATE ACCOMPANIED BY ANY DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.

     THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED BY THE PAYING AGENT.

     WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING TRUSTEE.

DATED:

                                           ANZ EXCHANGEABLE PREFERRED TRUST II

                                           By:
                                             ______________________________
                                                            Donald J. Puglisi
                                                            Managing Trustee

COUNTERSIGNED:
THE BANK OF NEW YORK
as Paying Agent

By: __________________________
      Authorized Signature




____________________________
(SM)   Service mark of Merrill Lynch & Co., Inc.


                                     A-2-1

THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF AN AMENDED AND RESTATED TRUST AGREEMENT AMONG ML IBK POSITIONS, INC., THE TRUSTEES NAMED THEREIN, THE DEPOSITOR NAMED THEREIN AND THE HOLDERS (AS DEFINED THEREIN), AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common     UNIF GIFT MIN ACT--___Custodian___     UNIF TRAN MIN ACT--___Custodian__
TEN ENT--as tenants by the entireties    (Cust)  (Minor)                     (Cust)  (Minor)

JT TEN-- as joint tenants with right     under Uniform Gifts to          under Uniform Transfers to

            of survivorship and not as    Minors Act _________           Minors Act _________
            tenants in common                          (State)                           (State)

    Additional abbreviations also may be used though not in the above list.

For value received, _____________________ hereby sell, assign and transfer unto

Please insert social securities or
other identifying number of assignee

---------------------------------------------------

---------------------------------------------------

________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee) ______________ TrUEPrS of a proportionate undivided beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said TrUEPrS on the books of the within-named Trust with full power of substitution in the premises.

Dated: ______________________


                     ____________________________________
     NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: __________________________
                        The Signature(s) should be guaranteed by an eligible
             guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


                                     A-2-2